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                                                                   EXHIBIT 10(b)



              LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE



                  The Company maintains ongoing life insurance for its executive officers, which coverage was revised effective November 1, 1997. The insurance provides benefits equal to two and one-half times the officer's total compensation (base salary plus the average of the most recent three years' incentive awards) through individual flexible premium variable life insurance policies, with the officer paying the economic value of the death benefits provided at alternate term rates under such policies and the Company paying the remainder of the premiums.

                  The Company maintains accidental death and dismemberment insurance for its executive officers, which provides benefits equal to two and one-half times the officer's annual base salary, but in no event more than $250,000. The Company also provides its executive officers with travel accident insurance in the amount of $500,000.